                                                                    EXHIBIT 3.2
                          AMENDED AND RESTATED BYLAWS

                                       OF

                            PC SERVICE SOURCE, INC.

                               TABLE OF CONTENTS

                                  * * * * * *

         I.       OFFICES

                  1.01         Registered Office
                  1.02         Other Offices

         II.      SHAREHOLDERS

                  2.01         Place and Manner of Meetings
                  2.02         Annual Meeting
                  2.03         Voting List
                  2.04         Special Meetings
                  2.05         Notice
                  2.06         Quorum
                  2.07         Majority Vote; Withdrawal of Quorum
                  2.08         Method of Voting
                  2.09         Fixing Record Dates for Matters Other than
                               Consents to Action; Closing Transfer Books
                  2.10         Fixing Record Dates for Consents to Action
                  2.11         Action Without Meeting
                  2.12         Notice for Director Nominations and Other
                               Business

         III.     DIRECTORS

                  3.01         Management
                  3.02         Number; Qualification; Election; Term
                  3.03         Change in Number
                  3.04         Removal
                  3.05         Vacancies
                  3.06         Election of Directors
                  3.07         Place and Manner of Meetings
                  3.08         First Meetings
                  3.09         Regular Meetings
                  3.10         Special Meetings
                  3.11         Action Without Meeting
                  3.12         Quorum; Majority Vote
                  3.13         Compensation
                  3.14         Procedure
                  3.15         Interested Directors, Officers and Shareholders


         IV.      COMMITTEES OF THE BOARD OF DIRECTORS

                  4.01         Designation
                  4.02         Authority
                  4.03         Procedure
                  4.04         Removal
                  4.05         Responsibility

         V.       OFFICERS

                  5.01         Number
                  5.02         Election
                  5.03         Other Officers
                  5.04         Term
                  5.05         Removal
                  5.06         Vacancies
                  5.07         Compensation
                  5.08         President
                  5.09         Vice President
                  5.10         Secretary
                  5.11         Assistant Secretary
                  5.12         Treasurer
                  5.13         Assistant Treasurer
                  5.14         Filling of Offices

         VI.      INDEMNIFICATION

                  6.01         Policy of Indemnification and Advancement of
                               Expenses
                  6.02         Definitions
                  6.03         Non-Exclusive; Continuation
                  6.04         Indemnification of Employees or Agents
                  6.05         Insurance or other Arrangement

         VII.     CERTIFICATES AND SHAREHOLDERS

                  7.01         Certificates
                  7.02         Replacement of Lost or Destroyed Certificates
                  7.03         Transfer of Shares
                  7.04         Registered Shareholders
                  7.05         Preemptive Rights
                  7.06         Restriction on Transfer of Shares

         VIII.    NOTICE

                  8.01         Method
                  8.02         Waiver

         IX.      GENERAL PROVISIONS

                  9.01         Distributions, Share Dividends and Reserves
                  9.02         Books and Records
                  9.03         Checks and Notes
                  9.04         Fiscal Year
                  9.05         Seal
                  9.06         Resignation
                  9.07         Amendment of Bylaws
                  9.08         Table of Contents; Headings
                  9.09         Construction

                          AMENDED AND RESTATED BYLAWS

                                       OF

                            PC SERVICE SOURCE, INC.

                                   ARTICLE I

                                    OFFICES

         1.01 Registered Office and Agent. The registered office and registered agent of the corporation shall be as designated with the Secretary of State of the State of Delaware and the office of the Recorder of the County of such county, as they may be changed from time to time.

         1.02 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware, as the board of directors may from time to time determine, or as the business of the corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         2.01 Place and Manner of Meetings. All meetings of the shareholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Shareholders may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         2.02 Annual Meeting. An annual meeting of the shareholders, commencing with the year following the adoption of these Amended and Restated Bylaws, shall be held on the third Tuesday during the month of May, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which time the shareholders shall elect a board of directors, and transact such other business as may properly be brought before the meeting.

         2.03 Voting List. At least ten days before each meeting of shareholders a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

         2.04 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, or by these Amended and Restated

Bylaws, may be called by the president, the board of directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meetings. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

         2.05 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which, the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting either personally or by mail, by or at the direction of the president, the secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting, provided that such notice may be waived as provided in Section 6.02 of these Amended and Restated Bylaws. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Any notice required to be given to any shareholder hereunder or under the Certificate of Incorporation need not be given to the shareholder if (A) notice of two consecutive annual meetings of the corporation and all notices of meetings held during the period between those annual meetings, if any, or (B) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given.

         2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Amended and Restated Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.07 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the total votes cast, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the matter is one upon which, by express provision of the statutes or of the Certificate of Incorporation, or of these Amended and Restated Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the shareholders each shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, and being dated not more than eleven months prior to said meeting, unless said proxy shall provide for a longer period. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the immediately preceding sentence. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these

Amended and Restated Bylaws. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

         2.09 Fixing Record Dates for Matters Other than Consents to Action; Closing Transfer Books. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten nor more than sixty days prior to said meeting; or the board of directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

         2.10 Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to Section 2.09 hereof, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, if provided for by the Certificate of Incorporation, the board of directors may fix a record date for purposes of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the statutes, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date has been fixed by the board of directors and prior action of the board of directors is required by statute, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

         2.11 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. If the Certificate of Incorporation of the corporation so provides, any action required by statute to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Every written consent pursuant to this Section shall be signed, dated and delivered in the manner required by, and shall become effective at the time and remain effective for the period specified by the statutes. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         2.12 Notice for Director Nominations and Other Business. Nominations of persons for election to the board of directors and the proposal of business to be transacted by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice with respect to such meeting, (B) by or at the direction of the board of directors or (C) by any shareholder of record of the Corporation who was a shareholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

         For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing to the secretary of the corporation, such business must be a proper matter for shareholder action under the Delaware General Corporation Law, and, if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made has provided the corporation with a Solicitation Notice, as that term is defined in subclause (C)(iii) of this paragraph, such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holder of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder and must, in either case, have included in such materials the Solicitation Notice. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not fewer than forty five (45) or more than seventy five (75) days prior to the first anniversary (the "Anniversary") of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation that are owned beneficially and of record by such shareholder and such beneficial owner, and
(iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

         Notwithstanding anything in the second sentence of the second paragraph of this section to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least fifty five (55) days prior to the Anniversary, a shareholder's notice required by these Amended and Restated Bylaws shall also be considered timely, but only with respect to nominees for any new positions creased by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

         Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Amended and Restated Bylaws and, if any proposed nomination or business in not in compliance with these Amended and Restated Bylaws to declare that such defective proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded. A proposed nomination or proposed business shall not be in accordance and compliance with this section if no Solicitation Notice relating thereto was timely provided pursuant to this section and the shareholder or beneficial owner proposing such business or nomination has in fact solicited a number of proxies sufficient to require such a Solicitation Notice under this section, as determined by the chair of the meeting.

         Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the director of the board of directors or (b) by any shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who compiles with the notice procedures set forth in this section. Nominations by shareholders of persons for election to the board of directors may be made at such special meeting of shareholders if the shareholder's notice required by the second paragraph of this section shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

         For purposes of this section, "public announcement" shall mean disclosure in press release reported by the Dow Jones New Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to section 13, 14, or 15 of the Exchange Act.

         Notwithstanding the foregoing provisions of this section, shareholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this section. Nothing in this section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                  ARTICLE III

                                   DIRECTORS

         3.01 Management. The powers of the corporation shall be exercised by or under authority of, and the business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated Bylaws directed or required to be exercised or done by the shareholders.

         3.02 Number; Qualification; Election; Term. The number of directors which shall constitute the whole board shall be not less than three (3) nor more than seven (7). The number of directors which shall constitute the initial board of directors shall be the number fixed by the Certificate of Incorporation. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors.

         3.03 Change in Number. The number of directors provided for in Section
3.02 may be increased or decreased from time to time by amendment to these Amended and Restated Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled (A) by election at an annual meeting or at a special meeting of shareholders called for that purpose, or (B) by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         3.04 Removal. Any director may be removed either for or without cause at any special or annual meeting of shareholders, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         3.05 Vacancies. Any vacancy occurring in the board of directors (by death, resignation, retirement, removal or otherwise) may be filled (A) by election at an annual or special meeting of shareholders called for that purpose, or (B) by an affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3.06 Election of Directors. Unless otherwise provided by the Certificate of Incorporation, directors shall be elected by plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. Cumulative voting shall not be permitted.

         3.07 Place and Manner of Meetings. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware. Members of the board of directors may participate in such meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting as provided herein shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.08 First Meetings. The first meeting of each newly elected board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

         3.09 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

         3.10 Special Meetings. Special meetings of the board of directors may be called by the president on three days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Except as otherwise expressly provided by statute, or by the Certificate of Incorporation, or by these Amended and Restated Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

         3.11 Action Without Meeting. Any action required by statute to be taken at a meeting of the board of directors, or any action which may be taken at a meeting of the board of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting.

         3.12 Quorum; Majority Vote. At all meetings of the board of directors a majority of the number of directors fixed by these Amended and Restated Bylaws shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by statute, by the Certificate of Incorporation or by these Amended and Restated Bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         3.13 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

         3.14 Procedure. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

         3.15 Interested Directors, Officers and Shareholders.

         (A) Validity. Any contract or other transaction between the corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction or his participation in such meeting or authorization.

         (B) Disclosure, Approval. The foregoing shall, however, apply only if the interest of each such director, officer or shareholder is known or disclosed:

              1. To the board of directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

              2. To the shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

         (C) Non-Exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   ARTICLE IV

                      COMMITTEES OF THE BOARD OF DIRECTORS

         4.01 Designation. The board of directors may, by resolution adopted by a majority of the whole board, designate from its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee.

         4.02 Authority. Any such committee, to the extent provided in such resolution or the Certificate of Incorporation, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, subject to the limitations set forth in the Delaware General Corporation Law, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

         4.03 Procedure. Each such committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

         4.04 Removal. Any member of any such committee may be removed by the board of directors by the affirmative vote of a majority of the whole board whenever in its judgment the best interests of the corporation will be served thereby.

         4.05 Responsibility. The designation of one or more committees and the delegation of authority to any such committee shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE V

                                    OFFICERS

         5.01 Number. The officers of the corporation shall consist of a president and a secretary, each of whom shall be elected by the board of directors. Such offices may be held by the same person.

         5.02 Election. The board of directors, at its first meeting after each annual meeting of shareholders, shall elect officers for the ensuing year or until their successors are elected, none of whom need be a member of the board, a shareholder, or a resident of Delaware.

         5.03 Other Officers. The board of directors may elect or appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two or more offices may be held by the same person.

         5.04 Term. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office.

         5.05 Removal. Any officer or agent or member of a committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

         5.06 Vacancies. Any vacancy in any office because of death, resignation, removal or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         5.07 Compensation. The compensation of all officers and agents shall be fixed by the board of directors.

         5.08 President. The president shall be the chief executive officer of the corporation, and subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may execute, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Amended and Restated Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president, and such other duties as may be prescribed by the board of directors from time to time.

         5.09 Vice-President. The vice-presidents in the order of their seniority, unless otherwise determined by the board of directors shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         5.10 Secretary. The secretary shall attend all sessions of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required, or any other committee, if requested. He shall give, or cause to be given, notice of the meetings of the board of directors and shareholders where such notices are required by these Amended and Restated Bylaws to be given. He shall keep in safe custody the seal of the corporation, and when authorized by the board or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

         The secretary shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

         5.11 Assistant Secretary. The assistant secretaries in the order of their seniority unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.

         5.12 Treasurer.

         (A) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         (B) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         (C) If required by the board of directors, he shall give the corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, or other property of whatever kind in his possession or under his control belonging to the corporation.

         (D) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, or as the president may from time to time delegate.

         5.13 Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

         5.14 Filling of Offices. The board of directors of the corporation shall not be required to fill the offices of vice-president, assistant secretary, and assistant treasurer, or to name an executive committee or any other committee until, in the opinion of the board, there is a need for such offices, committees, or any of them, to be filled.

                                   ARTICLE VI

                                INDEMNIFICATION

         6.01 Policy of Indemnification and Advancement of Expenses. To the full extent permitted by Delaware law, the corporation shall indemnify any director or officer of the corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer of the corporation and shall advance to such person such reasonable expenses as are incurred by such person in connection therewith.

         6.02 Definitions. For purposes of this Article VI:

              (i) "Director" means any person who is or was a director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of the corporation or of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

              (ii) "Officer" means any person who is or was an officer of the corporation and any person who, while an officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of the corporation or of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

              (iii) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         6.03 Non-Exclusive; Continuation. The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which the person claiming indemnification may be entitled under any agreement, any vote of shareholders or disinterested directors of the corporation or otherwise both as to any action in his or her official capacity and as to any action in another capacity while holding such office, and shall continue as to a person who shall have ceased to be a director, officer or employee of the corporation engaged in any other enterprise at the request of the corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         6.04 Indemnification of Employees or Agents. The corporation may indemnify and advance expenses to an employee or agent who is not a director or officer to such further extent, consistent with law and upon the satisfaction of any requirements imposed by such law, as may be provided by general or specific action of the board of directors, or contract or as permitted or required by common law.

         6.05 Insurance or Other Arrangement. The corporation shall have the power to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent or any other capacity in another corporation, or a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, arising out of such person's status as such, whether or not such person is indemnified against such liability by the provisions of this Article VI.

                                  ARTICLE VII

                         CERTIFICATES AND SHAREHOLDERS

         7.01 Certificates. Certificates in the form determined by the board of directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered, and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value and such other matters as may be required by the laws of the State of Delaware. They shall be signed by the president or a vice-president and the secretary or assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation, the signature of such officer may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         7.02 Replacement of Lost or Destroyed Certificates. The board of directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         7.03 Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof person or by his duly authorized attorney. Upon surrender, to the corporation or its transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         7.04 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

         7.05 Preemptive Rights. No shareholder or any other person shall have any preemptive right whatsoever.

         7.06 Restriction on Transfer of Shares. No shareholder (including the heirs, assigns, executors, or administrators of a deceased shareholder) shall voluntarily or involuntarily sell or assign shares of the corporation to any person or persons, firms, or other corporations not a shareholder, or pledge the same or any part thereof by endorsement resulting in delivery to a transferee who is not a shareholder, without first offering such stock for sale to the corporation in the following manner:

         (A) Such shareholder shall give written notice by certified or registered mail to the secretary of the corporation of his intention to sell such shares. Said notice shall specify the number of shares to be sold, the price per share, and the terms upon which the sale is to be made. The corporation shall have thirty (30) days from the receipt of such notice within which to exercise its option to purchase all or any full number of the shares so offered. Such purchase may be authorized by the board of directors without any action by the shareholders of the corporation. If none or only a part of the shares offered for sale are purchased by the corporation, then the shareholder who offered the same for sale shall thereafter have the right at any time during the period of six (6) months after the expiration of the thirty
(30) day period referred to above, to sell said shares not so purchased to such person or persons as he desires; PROVIDED, HOWEVER, that he shall not sell such shares at a lower price or on terms more favorable to the purchaser than those specified in the written notice he gave to the corporation, nor shall he sell such shares after the expiration of the said six month period without again giving written notice as hereinabove required.

         (B) No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the board of directors may, in any particular instance, waive the requirement.

                                  ARTICLE VIII

                                     NOTICE

         8.01 Method. Whenever by statute or the Certificate of Incorporation or these Amended and Restated Bylaws, notice is required to be given to any shareholder or director, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, postage prepaid, addressed to the director or shareholder at the address appearing on the books of the corporation, or by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails. Notice to directors may also be given by telegram, with such notice being deemed to have been given when the telegram is delivered to the telegraph company.

         8.02 Waiver. Whenever, by statute or the Certificate of Incorporation or these Amended and Restated Bylaws, notice is required to be given to any shareholder or director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.01 Distributions, Share Dividends and Reserves.

              (A) Declaration and Payment. Subject to statute and the Certificate of Incorporation, distributions and share dividends may be authorized by the board of directors at any regular or special meeting and made by the corporation. Distributions may be paid in cash or in property of the corporation, and share dividends may be paid in authorized but unissued shares or in treasury shares of the corporation. The authorization and payment of distributions and share dividends shall be at the discretion of the board of directors.

              (B) Record Date. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to receive any distribution or share dividend by the corporation, such record date to be not more than sixty days prior to the payment of such distribution or share dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution authorizing the distribution or share dividend shall be the record date.

              (C) Reserves. By resolution the board of directors may create such reserve or reserves out of the surplus of the corporation or designate or allocate any part or all of the surplus of the corporation in any manner for any proper purpose or purposes, and may increase, decrease or abolish any such reserve, designation or allocation in the same manner.

         9.02 Books and Records. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, its board of directors, and each committee of its board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders and the number and class of the shares issued by the corporation held by each of them.

         9.03 Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         9.04 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         9.05 Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as the board of directors may prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

         9.06 Resignation. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         9.07 Amendment of Bylaws. Unless the Certificate of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of these Amended and Restated Bylaws, the Bylaws may be repealed, altered or amended, or new Bylaws may be adopted, at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed repeal, alteration or amendment be contained in the notice of such meeting. The power to repeal, amend the Bylaws, and adopt new Bylaws may be delegated to the board of directors by a similar vote at any such meeting. The power, when delegated, may be revoked by a similar vote at any meeting of the shareholders.

         9.08 Table of Contents; Headings. The table of contents and headings used in these Amended and Restated Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

         9.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Amended and Restated Bylaws shall be invalid or inoperative; then, so far as is reasonable and possible:

              (A) The remainder of these Amended and Restated Bylaws shall be considered valid and operative; and

              (B) Effect shall be given to the intent manifested by the portion held invalid or inoperative.